UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  10/22/2012

Assurant, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-31978

DE	39-1126612
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

One Chase Manhattan Plaza, 41st Floor
New York, New York 10005
(Address of principal executive offices, including zip code)

(212) 859-7000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

American Security Insurance Company, a subsidiary of Assurant, Inc. (the "Company"), reached agreement with the California Department of Insurance to reduce the premium rates for its lender-placed hazard insurance product by 30.5 percent.

Insurance rates can vary significantly between states based on actual loss experience, catastrophe exposure, state requirements and prospective views of product and market performance. This rate reduction reflects factors specific to California including continued favorable loss experience in the state and different assumptions about future experience.

The new rates in California will be implemented in January 2013 and will apply to policies issued or renewed with effective dates after implementation.

For 2012, American Security Insurance Company estimates that it will record approximately $140 million of gross written premiums and $108 million of net earned premiums in California for the type of policies that are subject to the rate reduction. This is based on actual September year-to-date California results of $105 million in gross written premiums and $81 million in net earned premiums.

On the basis of 2012 placement rates and the current book of business, the Company estimates that annualized net earned premiums and net income would be reduced by approximately $33 million and $18 million, respectively. The actual effect of the California rate decrease on the Company's net earned premiums and net income over the course of 2013 and beyond will depend on a variety of factors, including the Company's mix of lender-placed insurance products, lapse rates, rate and timing of renewals, placement rates, changes in client contracts and actual expenses incurred.

CAUTIONARY STATEMENT -- The statements in the preceding paragraph constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Actual results may differ materially from the estimates we have given because of a variety of factors, including those listed above, and the Company undertakes no obligation to update any forward-looking statements in this Form 8-K as a result of new information or future events or developments. For a detailed discussion of risk factors that could affect our results, please refer to the risk factors identified in our annual and periodic reports, including but not limited to our 2011 Annual Report on Form 10-K and upcoming Third Quarter 2012 Form 10-Q, as filed with the U.S. Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Assurant, Inc.

Date: October 22, 2012	By:	/s/ Bart R. Schwartz
Bart R. Schwartz
Executive Vice President, Chief Legal Officer and Secretary